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                                                                   EXHIBIT 23(b)




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-84632 of Universal Forest Products Inc. on Form S-8 of our report dated April 30, 2001, appearing in this Annual Report on Form 11-K of Universal Forest Products, Inc. 401(k) Profit Sharing and Retirement Plan for the year ended December 31, 2001.


/s/Deloitte & Touche LLP
DELOITTE & TOUCHE LLP


Grand Rapids, Michigan
June 28, 2002